Catalyst Pharmaceuticals Appoints Daniel Curran, MD, to its Board of Directors

CORAL GABLES, Fla. – Aug. 4, 2025 – Catalyst Pharmaceuticals, Inc. (“Catalyst” or “Company”) (Nasdaq: CPRX) today announced the appointment of Daniel Curran, MD, to its Board of Directors.

Dr. Curran is a distinguished pharmaceutical executive with over 25 years of experience spanning strategy, business development, project leadership, and development. Since March 2024, he has served as Managing Partner of Mountainfield Venture Partners, a company-creation firm. He also currently serves as Chief Executive Officer of Timberlyne Therapeutics, a clinical-stage company focused on the development and commercialization of transformational therapies for autoimmune diseases.

“Dan brings an exceptional combination of strategic insight, rare disease expertise, and business development acumen, making him an outstanding addition to our Board,” said Patrick J. McEnany, Chairman of the Board of Catalyst. “His leadership in advancing transformative therapies, paired with a proven history of delivering results across the full development continuum, will be instrumental as Catalyst continues to execute its disciplined growth strategy, which includes maximizing our current rare disease portfolio and acquiring strategically aligned assets.”

From 2008 to 2023, Dr. Curran held roles of increasing responsibility at Takeda Pharmaceutical Company, serving as Senior Vice President and Head of the Rare Genetics and Hematology Therapeutic Area Unit from January 2019 through December 2023.

“I’m honored to join the Board of Catalyst and support its mission to deliver innovative therapies to patients with serious and underserved conditions,” said Dr. Curran. “Catalyst has built a strong foundation through disciplined execution and strategic asset acquisition, and I look forward to contributing to the Company’s continued growth and long-term value creation.”

Prior to his tenure at Takeda, Dr. Curran served as Vice President of Corporate Development at Millennium Pharmaceuticals, Inc., from 1999 to 2008. Earlier in his career, he held a business development role in the product planning and acquisition group at DuPont Merck Pharmaceuticals.

Dr. Curran previously served on the board of directors of Tome Biosciences, a private biotechnology company, and currently serves on the Board of Directors of Xilio Therapeutics, Inc. (NASDAQ: XLO), a clinical-stage biotechnology company discovering and developing tumor-activated, or masked, immuno-oncology (I-O) therapies with the goal of significantly improving outcomes for people living with cancer without the systemic side effects of current I-O treatments.

Dr. Curran received an M.D. from the University of Pennsylvania School of Medicine, an M.B.A. from The Wharton School of the University of Pennsylvania, and a B.S. in chemistry from King’s College.

About Catalyst Pharmaceuticals

Catalyst Pharmaceuticals, Inc. (Nasdaq: CPRX), is a biopharmaceutical company committed to improving the lives of patients with rare diseases. With a proven track record of bringing life-changing treatments to the market, we focus on in-licensing, commercializing, and developing innovative therapies. Guided by our deep commitment to patient care, we prioritize accessibility, ensuring patients receive the care they need through a comprehensive suite of support services designed to provide seamless access and ongoing assistance. Catalyst maintains a well-established U.S. presence, which remains the cornerstone of our commercial strategy, while continuously evaluating strategic opportunities to expand our global footprint. Catalyst, headquartered in Coral Gables, Fla., was recognized on the Forbes 2025 list as one of America’s Most Successful Mid-Cap Companies and on the 2024 Deloitte Technology Fast 500™ list as one of North America’s Fastest-Growing Companies.

For more information, please visit Catalyst’s website at www.catalystpharma.com.

Forward-Looking Statements

This press release contains forward-looking statements, as that term is defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks and uncertainties, which may cause Catalyst’s actual results in future periods to differ materially from forecasted results. A number of factors, including those factors described in Catalyst’s Annual Report on Form 10-K for the fiscal year 2024 and its subsequent filings with the U.S. Securities and Exchange Commission (“SEC”), could adversely affect Catalyst. Copies of Catalyst’s filings with the SEC are available from the SEC, may be found on Catalyst’s website, or may be obtained upon request from Catalyst. Catalyst does not undertake any obligation to update the information contained herein, which speaks only as of this Date.

Source: Catalyst Pharmaceuticals, Inc.

Investor Contact

Mary Coleman, Catalyst Pharmaceuticals, Inc.

(305) 420-3200

ir@catalystpharma.com

Media Contact

David Schull, Russo Partners

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